Exhibit 99.1

The Shyft Group Posts First Quarter 2022 Results

Reports Sales of $207 Million; EPS of ($0.11) and Adjusted EPS of ($0.06)

Record Orders Resulted in $1.3 Billion Backlog

Novi, Mich., April 28, 2022 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reported operating results for the first quarter ending March 31, 2022.

First Quarter 2022 Highlights from Continuing Operations1

For the first quarter of 2022 compared to the first quarter of 2021:

●	Sales of $206.9 million, an increase of $9.0 million, or 4.5%, from $197.9 million.
●	Loss from continuing operations of ($3.9 million), or ($0.11) per share, compared to income from continuing operations of $11.5 million, or $0.32 per share.
●	Adjusted EBITDA of ($0.6 million), or (0.3%) of sales, a decrease of $19.8 million, from $19.2 million, or 9.7% of sales. Results include $4.4 million of EV development costs.
●	Adjusted net loss of ($2.1) million, or $(0.06) per share, compared to adjusted net income of $12.8 million, or $0.36 per share in the first quarter of 2021.
●

Consolidated backlog at March 31, 2022, totaled a record $1.3 billion, up $606.2 million, or 91.0%, compared to $666.5 million at March 31, 2021, reflecting continued strong demand across all business units.

●

Launched Blue Arc™ EV Solutions and a trio of initial product offerings—an industry-first commercial grade purpose-built EV chassis; a fully reimagined all-electric Class 3 delivery walk-in van; and a fully portable, remote-controlled charging station, the Power Cube™.

●	Repurchased 607,306 shares of The Shyft Group common stock for approximately $26.8 million in the aggregate, pursuant to the Company’s share repurchase authorization.

“I’m extremely proud of what the team accomplished in this challenging environment. Our Specialty Vehicles business had a strong start to the year with solid growth and margin expansion. We made remarkable progress on our long-term strategy with the launch of our Blue Arc EV Solutions brand. The program remains on track, the feedback from customers has been tremendous, and we remain excited about the opportunity for the Company,” said Daryl Adams, President and Chief Executive Officer. “While chassis constraints persist in Fleet Vehicles and Services, the need for our products remains unquestioned. We remain diligent in managing the operations, looking for creative solutions to work through challenges that will position us to execute when the supply chain recovers.”

1 The Company divested its Emergency Response (ER) business effective February 1, 2020.  Accordingly, the financial results of ER have been classified as discontinued operations for all periods presented. Unless otherwise noted, financial results presented are based on continuing operations.

Fleet Vehicles and Services (FVS)

FVS segment sales were $112.7 million, a decrease of $11.1 million, or 9.0%, from $123.8 million due to decreased volume related in large part to reduced OEM chassis availability, partially offset by pricing actions.

Adjusted EBITDA was a loss of ($0.9) million, or (0.8%) of sales, compared to $17.9 million, or 14.4% of sales, a year ago. The decrease was primarily driven by lower volume and productivity inefficiencies as a result of intermittent chassis supply, material and labor cost inflation, partially offset by pricing actions and mix.

The segment backlog at March 31, 2022, totaled $1.1 billion, up 33.7% sequentially, and up 96.4% compared to $585.0 million at March 31, 2021. The increase reflects strong demand across the segment’s entire product portfolio, including a record truck body backlog.

Specialty Vehicles (SV)

SV segment sales were $94.2 million, an increase of $20.1 million, or 27.2%, from $74.1 million a year ago. This was due to continued strong performance in luxury motorhome chassis and service truck body sales as well as the impact of pricing actions.

Adjusted EBITDA was $10.1 million, or 10.7% of sales, an increase of $2.7 million, or 37.2%, from $7.4 million, or 9.9% of sales, a year ago. The increase was primarily due to higher sales volume, pricing actions and improved product mix, partially offset by material and labor cost inflation.

The segment backlog at March 31, 2022, totaled $124.0 million, up 19.1% sequentially, and up 52.2% compared to $81.5 million at March 31, 2021. This increase reflects strong demand for luxury motorhome chassis and the segment’s ability to drive commercial initiatives and product expansion in the service truck body market.

Updates 2022 Outlook

“While first quarter results were soft as we anticipated, chassis delays and other supply chain issues accelerated in March, adversely impacting our performance in the month. We expect that the industry-wide challenges will continue in the near term, requiring us to adjust our 2022 guidance,” said Jon Douyard, Chief Financial Officer. “The long-term outlook for the Company remains positive and we will continue to leverage our strong balance sheet to invest in our future.”

Guidance for full-year 2022, notwithstanding further chassis and supply chain related issues, is updated as follows:

●	Revenue to be in the range of $900 to $1,100 million
●	Adjusted EBITDA of $50 to $80 million, including ($30 million) of expenses related to EV development
●	Income from continuing operations of $18 to $41 million
●	Earnings per share of $0.49 to $1.15
●	Adjusted earnings per share of $0.75 to $1.41

“We are optimistic about our business, our capabilities, and our team. We remain committed to innovation and meeting the evolving needs of our customers. We launched a number of exciting new products in the quarter and we continue to invest to drive operational productivity and develop new markets, including commercial EVs. These investments, along with the strength of our team, form the foundation for long-term success at The Shyft Group,” concluded Adams.

Conference Call, Webcast, Investor Presentation and Investor Information

The Shyft Group will host a conference call for analysts and portfolio managers at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.the shyftgroup.com/webcasts or click on “Investor Relations” then “Webcasts”

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international); passcode: 10163188

For more information about Shyft, please visit www.theshyftgroup.com.

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles & Services™ and Shyft Specialty Vehicles™. Today, its family of brands includes Blue Arc™ EV Solutions, Utilimaster®, Royal Truck Body™, DuraMag® and Magnum®, Strobes-R-Us™, Spartan RV Chassis™, Builtmore Contract Manufacturing™, and corresponding aftermarket provisions. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 3,800 employees and contractors across campuses, and operates facilities in Michigan, Indiana, Maine, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, and Saltillo, Mexico. The Company reported sales of $992 million in 2021. Learn more about The Shyft Group at TheShyftGroup.com.

This release contains information, including our revenue and earnings guidance, all other information provided with respect to our outlook for 2022 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, anticipated disruptions to our operations and industry due to the COVID-19 pandemic, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Jeff Tryka, CFA Investor Relations Lambert & Co. jtryka@lambert.com (616) 258-5766

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$3,691	$37,158
Accounts receivable, less allowance of $133 and $187	80,769	87,262
Contract assets	32,989	21,483
Inventories, net	91,256	67,184
Other receivables - chassis pool agreements	9,198	9,926
Other current assets	12,041	10,813
Total current assets	229,944	233,826

Property, plant and equipment, net	64,359	61,057
Right of use assets – operating leases	56,239	43,316
Goodwill	48,880	48,880
Intangible assets, net	52,129	52,981
Net deferred tax asset	4,880	4,880
Other assets	2,709	2,927
TOTAL ASSETS	$459,140	$447,867
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$89,968	$82,442
Accrued warranty	5,649	5,975
Accrued compensation and related taxes	12,947	19,064
Contract liabilities	5,193	988
Operating lease liability	9,411	7,934
Other current liabilities and accrued expenses	7,710	9,256
Short-term debt - chassis pool agreements	9,198	9,926
Current portion of long-term debt	248	252
Total current liabilities	140,324	135,837

Other non-current liabilities	7,923	8,108
Long-term operating lease liability	47,952	36,329
Long-term debt, less current portion	35,245	738
Total liabilities	231,444	181,012
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value : 80,000 shares authorized; 35,027 and 35,416 outstanding	87,053	95,375
Retained earnings	140,542	171,379
Total The Shyft Group, Inc. shareholders' equity	227,595	266,754
Non-controlling interest	101	101
Total shareholders' equity	227,696	266,855
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$459,140	$447,867

The Shyft Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Sales	$206,883	$197,888
Cost of products sold	180,952	157,902
Gross profit	25,931	39,986

Operating expenses:
Research and development	4,927	782
Selling, general and administrative	26,552	24,537
Total operating expenses	31,479	25,319

Operating income (loss)	(5,548)	14,667

Other income (expense):
Interest income (expense)	(154)	170
Other income (expense)	(35)	183
Total other income (expense)	(189)	353

Income (loss) from continuing operations before income taxes	(5,737)	15,020
Income tax expense (benefit)	(1,885)	3,490
Income (loss) from continuing operations	(3,852)	11,530
Income from discontinued operations, net of income taxes	-	81
Net income (loss)	(3,852)	11,611
Less: Net income attributable to non-controlling interest	-	35

Net income (loss) attributable to The Shyft Group, Inc.	$(3,852)	$11,576

Basic earnings (loss) per share
Continuing operations	$(0.11)	$0.33
Discontinued operations	$-	$-
Basic earnings (loss) per share	$(0.11)	$0.33
Diluted earnings (loss) per share
Continuing operations	$(0.11)	$0.32
Discontinued operations	$-	$-
Diluted earnings (loss) per share	$(0.11)	$0.32

Basic weighted average common shares outstanding	35,108	35,312
Diluted weighted average common shares outstanding	35,108	36,191

The Shyft Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands, except par value)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(3,852)	$11,611
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	2,969	2,571
Non-cash stock based compensation expense	1,648	1,642
Deferred income taxes	-	134
(Gain) on disposal of assets	(10)	(142)
Changes in accounts receivable and contract assets	(5,012)	(30,149)
Changes in inventories	(24,072)	(12,115)
Changes in accounts payable	7,594	27,472
Changes in accrued compensation and related taxes	(7,966)	(4,736)
Changes in accrued warranty	(326)	686
Changes in other assets and liabilities	1,243	1,723
Net cash used in operating activities	(27,784)	(1,303)

Cash flows from investing activities:
Purchases of property, plant and equipment	(5,514)	(5,914)
Proceeds from sale of property, plant and equipment	29	-
Acquisition of business, net of cash acquired	-	404
Net cash used in investing activities	(5,485)	(5,510)

Cash flows from financing activities:
Proceeds from long-term debt	45,000	-
Payments on long-term debt	(10,000)	-
Payments of dividends	(1,886)	(889)
Purchase and retirement of common stock	(26,789)	(3,348)
Issuance and vesting of stock incentive awards	(6,523)	104
Net cash used in financing activities	(198)	(4,133)

Net (decrease) in cash and cash equivalents	(33,467)	(10,946)
Cash and cash equivalents at beginning of year	37,158	20,995
Cash and cash equivalents at end of year	$3,691	$10,049

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Quarter Ended March 31, 2022 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$103,142	$-	$-	$103,142
Motorhome chassis sales	-	44,891	-	44,891
Other specialty vehicles sales	-	44,706	-	44,706
Aftermarket parts and accessories sales	9,555	4,589	-	14,144
Total Sales	$112,697	$94,186	$-	$206,883

Adjusted EBITDA	$(871)	$10,099	$(9,871)	$(643)

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Quarter Ended March 31, 2021 (in thousands of dollars)

	Business Segments
	Fleet Vehicles & Services	Specialty Vehicles	Other	Consolidated
Fleet vehicle sales	$117,026	$-	$-	$117,026
Motorhome chassis sales	-	35,268	-	35,268
Other specialty vehicles sales	-	34,728	-	34,728
Aftermarket parts and accessories sales	6,798	4,068	-	10,866
Total Sales	$123,824	$74,064	$-	$197,888

Adjusted EBITDA	$17,866	$7,360	$(6,055)	$19,171

The Shyft Group, Inc. and Subsidiaries
Sales and Other Financial Information by Business Segment
(Unaudited)

Period End Backlog (amounts in thousands of dollars)
	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Fleet Vehicles and Services	$1,148,700	$859,442	$749,731	$652,642	$585,019
Motorhome Chassis	61,297	54,583	60,978	56,294	42,742
Other Specialty Vehicles	62,406	49,407	41,504	42,106	38,301
Aftermarket Parts and Accessories	296	127	347	382	438
Total Specialty Vehicles	123,999	104,117	102,829	98,782	81,481

Total Backlog	$1,272,699	$963,559	$852,560	$751,424	$666,500

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

The Shyft Group, Inc. and Subsidiaries
Consolidated Financial Summary (Non-GAAP)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
The Shyft Group, Inc.	2022	% of sales		2021	% of sales
Income (loss) from continuing operations	$(3,852)	(1.9%	)	$11,530	5.8%
Net (income) attributable to non-controlling interest	-			(35)
Add (subtract):
Restructuring and other related charges	107			-
Acquisition related expenses and adjustments	216			143
Non-cash stock-based compensation expense	1,648			1,642
Tax effect of adjustments	(255)			(432)
Adjusted net income (loss)	$(2,136)	(1.0%	)	$12,848	6.5%

Income (loss) from continuing operations	$(3,852)	(1.9%	)	$11,530	5.8%
Net (income) attributable to non-controlling interest	-			(35)
Add (subtract):
Depreciation and amortization	2,969			2,571
Income tax expense (benefit)	(1,885)			3,490
Interest (income) expense	154			(170)
EBITDA	$(2,614)	(1.3%	)	$17,386	8.8%
Add:
Restructuring and other related charges	107			-
Acquisition related expenses and adjustments	216			143
Non-cash stock-based compensation expense	1,648			1,642
Adjusted EBITDA	$(643)	(0.3%	)	$19,171	9.7%

Diluted net earnings (loss) per share	$(0.11)			$0.32
Add (subtract):
Restructuring and other related charges	-			-
Acquisition related expenses and adjustments	0.01			-
Non-cash stock-based compensation expense	0.05			0.04
Tax effect of adjustments	(0.01)			-
Adjusted diluted net earnings (loss) per share	$(0.06)			$0.36

The Shyft Group, Inc. and Subsidiaries
Consolidated Financial Summary (Non-GAAP)
(In thousands, except per share data)
(Unaudited)

	Forecast
	Twelve Months Ended December 31, 2022
The Shyft Group, Inc.	Low	Mid	High
Income from continuing operations	$17,655	$29,395	$41,135
Add:
Depreciation and amortization	13,582	13,582	13,582
Interest expense	1,000	1,000	1,000
Taxes	5,423	8,683	11,943
EBITDA	$37,660	$52,660	$67,660
Add:
Non-cash stock-based compensation and other charges	12,340	12,340	12,340
Adjusted EBITDA	$50,000	$65,000	$80,000

Earnings per share	$0.49	$0.82	$1.15
Add:
Non-cash stock-based compensation and other charges	0.34	0.34	0.34
Less tax effect of adjustments	(0.08)	(0.08)	(0.08)
Adjusted earnings per share	$0.75	$1.08	$1.41